EXHIBIT 10.4

ESTOPPEL AND WAIVER AGREEMENT

     This Estoppel and Waiver Agreement (the “Agreement”) is made and entered into effective as of the 15th day of February, 1999, by and between Sanifill, Inc., a Delaware corporation (“Sanifill”), and U S Liquids Inc., a Delaware corporation (“Liquids”).

RECITALS

     WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 2, 1996, among Liquids, Sanifill, Campbell Wells, L.P. and Campbell Wells NORM, L.P., Liquids acquired substantially all of the assets of and assumed certain liabilities relating to Campbell Wells L.P. and Campbell Wells NORM, L.P., each a Delaware limited partnership and a wholly-owned subsidiary of Sanifill;

     WHEREAS, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, on December 13, 1996, Liquids issued to Sanifill a warrant (the “Warrant”) to purchase shares of common stock, par value $.01 (“Common Stock”), of Liquids.

     WHEREAS, Liquids is exploring the possibility of conducting a public offering of its Common Stock (the “Public Offering”).

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Waiver of Certain Registration Rights. Sanifill acknowledges and agrees that Liquids intends to file a registration statement on Form S-3 registering for sale an aggregate of 3,450,000 shares of Common Stock, of which 3,000,000 shares (the “Firm Shares”) will be sold by Liquids and an existing stockholder of Liquids and 450,000 shares (the “Additional Shares”) will be subject to an over-allotment option granted to the underwriters of the Public Offering. Sanifill hereby waives its right to have any Warrant Shares (as defined in the Warrant) included among the Firm Shares. If the underwriters exercise their over-allotment option in full, Sanifill shall be entitled to include 275,000 Warrant Shares among the Additional Shares. If, however, the underwriters exercise their over-allotment option only in part, Liquids shall use commercially reasonably efforts to cause the underwriters to purchase the Additional Shares in the following sequence: (i) 275,000 Warrant Shares, and (ii) 175,000 total shares held by W. Gregory Orr and Earl J. Blackwell.

     2.     Expenses. Sanifill agrees that it will pay the fees, disbursements and expenses of its counsel in connection with the registration and delivery of the Warrant Shares as contemplated in Section 1 hereof.

     3.     Suspension of Shelf Registration Statement. Sanifill acknowledges that the shelf registration statement filed by Liquids on Form S-1 (the “Shelf Registration Statement”), SEC

     File No. 333-34875, is “stale.” Within thirty (30) days after the closing or withdrawal of the Public Offering, Liquids shall file a post-effective amendment to the Shelf Registration Statement and use its commercially reasonable efforts to cause such amendment to become effective or shall file another registration statement registering for resale all of the Warrant Shares not sold by Sanifill in the Public Offering and use its commercially reasonable efforts to cause such registration statement to become effective.

     4.     Existing Restrictions on Registration. The parties hereby acknowledge that Sanifill’s sale of Warrant Shares pursuant to Section 1 hereof shall not be considered in determining, under Section 3.4 of the Warrant, as amended, the maximum number of Warrant Shares that Sanifill is entitled to offer during 1999 under the Shelf Registration Statement.

     5.     Amendment to Warrant. Section 3.4 of the Warrant shall be amended in its entirety to read as follows:

     “3.4 Restrictions on Registration.

The Warrantholder agrees that, without the prior written consent of the Company, the number of Warrant Shares to be offered pursuant to the shelf registration statement in any calendar year shall not exceed the following limitations:

Maximum No. of
Year	Warrant Shares to be Offered

1999	200,000
2000	250,000
2001	300,000
2002	300,000
2003	300,000
2004	300,000
2005	300,000
2006	300,000

; provided that such maximum number of Warrant Shares shall be subject to adjustment from time to time in accordance with the provisions of Section 6 hereof; and further provided, however, that the Warrantholder shall be entitled to offer Warrant Shares in connection with (i) any firm commitment underwritten public offering and (ii) any orderly market transactions (such as cross-trades or arranged block sales) approved in advance in writing by the Company, which approval under this Section 3.4 shall not be unreasonably withheld.”

     6. Representation of Ownership. Sanifill hereby represents that it is the sole owner of the Warrant, such ownership is free and clear of all liens, encumbrances or other charges of any kind and no person or entity has any right to acquire the Warrant or any interest therein.

     7.     Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement may not be modified or amended except by an instrument in writing signed by Sanifill and Liquids. This Agreement shall inure to the benefit of and shall be binding upon Sanifill and Liquids and their respective successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties effective as of the date first above written.

SANIFILL INC.

By:

Name:

Title:

U S LIQUIDS INC.

By:

Name:

Title: